EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83024 and No. 333-115771) and Form S-8 (No. 333-53552, No. 333-108178 and No. 333-118010) of Tripath Technology Inc. of our report dated November 23, 2005, relating to the consolidated financial statements and our report dated November 23, 2005, relating to internal control over financial reporting, which appear in this Form 10-K.

/s/    STONEFIELD JOSEPHSON INC.

San Francisco, CA

December 7, 2005